EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:

David Carlson	Michael Newman
ExecutiveVice President and	Investor Relations
Chief Financial Officer	StreetConnect, Inc.
503-262-0110 ext. 1331	800-654-3517
BOOT@stct.com
LACROSSE FOOTWEAR AGREES TO ACQUIRE END FOOTWEAR
END design innovation to benefit LaCrosse product line
PORTLAND, Ore. — May 8, 2009 — LaCrosse Footwear, Inc. (Nasdaq/NMS: BOOT), a leading provider of branded work and outdoor footwear and apparel, announced today that a newly-formed subsidiary has entered into a definitive agreement to purchase certain assets of Environmentally Neutral Design Outdoor, Inc., or END, a performance footwear company focused on product innovation and sustainability. Subject to customary closing conditions, through the agreement LFI will acquire substantially all the assets comprising END’s footwear business, including inventory, intellectual property, and other assets. The purchase price is expected to be approximately $500,000 and the transaction is expected to be completed by the end of May.
END began shipping product in late 2008 to provide everyday athletes with high performance footwear that follows responsible design, and is innovative and technical. END footwear has already received the honors of “Best Trail Running Shoe Debut” from Runner’s World magazine in their April 2009 issue and “Best Road Running Shoe Debut” in their June 2009 issue.
Once the acquisition is completed, the new LFI subsidiary will continue to sell footwear under the END brand name and will continue operations from END’s Portland, Oregon location. Andrew Estey, current CEO of END, and key employees will move to the new subsidiary. “END is encouraged to have the opportunity to continue our efforts to pursue our mission to develop environmentally neutral designed footwear. We believe that leveraging the back end operations and resources of LaCrosse will assist us in having a swifter and more significant impact on the footwear industry,” said Estey.
LaCrosse Footwear intends to invest in increased marketing efforts and to leverage its capabilities in IT, sourcing, quality, logistics and its international reach to help grow the END brand. The acquisition of END’s assets is expected to allow LaCrosse, which manufactures and sells footwear under both the LaCrosse and Danner brands, the opportunity to compete in new channels and product categories. “We are excited about the new opportunities for growth with a younger consumer and new channels in the running and outdoor markets,” said Joseph P. Schneider, president and CEO of LaCrosse Footwear, Inc. “There is also great potential to infuse the innovative work that END has done in the areas of development and design around sustainability and lightweight-breathable products into the LaCrosse and Danner brands.”
About LaCrosse Footwear, Inc.
LaCrosse Footwear, Inc. is a leading developer and marketer of branded, premium and innovative footwear for expert work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are sold to a network of specialty retailers and distributors in the United States, Canada, Europe and Asia. Work customers include people in law enforcement, agriculture, firefighting, construction, military services and other occupations that need high-performance and protective footwear as a critical tool for the job. Outdoor customers include people active in hunting, outdoor cross training, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products, please visit our Internet websites at www.lacrossefootwear.com and www.danner.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.
Forward-Looking Statements
All statements, other than statements of historical facts, included in this release, including without limitation, statements regarding the expected consummation of the acquisition, future business operations and financial results following this acquisition, and new consumer and channel opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements relate to future events and typically address the Company’s expected future business and financial performance. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could” and other terms of similar meaning, typically identify such forward-looking statements. The Company assumes no obligation to update or revise any forward-looking statements to reflect the occurrence or non-occurrence of future events or circumstances.
Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors, including without limitation, the satisfaction of the conditions to closing for the proposed acquisition, uncertainties related to the costs of integrating and operating the acquired operations, and economic, competitive and governmental factors outside of our control. For more information concerning these factors and other risks and uncertainties that could materially affect our results of operations, please refer to Part I, Item 1A—Risk Factors, of our 2008 Annual Report on Form 10-K, as supplemented or amended in our 2009 quarterly reports on Form 10-Q, which information is incorporated herein by reference.
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End of Filing